UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 10, 2019

CROSSROADS LIQUIDATING TRUST

(Exact name of registrant as specified in its chapter)

Maryland	000-53504	82-6403908
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 N. 13th Street, #1100 Lincoln, Nebraska 68508 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code (402) 261-5345

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Crossroads Liquidating Trust (the “Liquidating Trust”) has reported that its portfolio company, Zoosk, Inc. (“Zoosk”), was acquired by Spark Networks SE (NYSE American: LOV)(“Spark”) on July 1, 2019. In the transaction, the Liquidating Trust’s entire position of 715,171 shares of Series E Preferred Stock was exchanged for a combination of cash and Spark ADSs (shares of Spark). A portion of the cash consideration is subject to certain escrow/holdback requirements (“escrows”). The realized cash proceeds from the Spark transaction will be dependent upon the market performance and liquidity of Spark stock and the release of the escrows.

On September 10, 2019, the Liquidating Trust issued a press release announcing that its trustees have approved a cash distribution of $0.35 per unit to be paid on or about September 10, 2019 to the holders of beneficial interests in the Liquidating Trust as of September 10, 2019.

The press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 10, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS LIQUIDATING TRUST

Date: September 10, 2019	By:	/s/ Ben H. Harris
Ben H. Harris
Administrator